Exhibit 99.3

Sonar Entertainment, Inc.

Consolidated Financial Statements

For the three months ended March 31, 2021

Table of Contents

PAGE

Report of Independent Auditors	1–2

Consolidated Financial Statements
Consolidated balance sheets	3
Consolidated statements of operations and comprehensive loss	4
Consolidated statements of stockholders’ deficit	5
Consolidated statements of cash flows	6
Notes to consolidated financial statements	7–19

Sonar Entertainment, Inc.

Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Amounts)

	March 31,	December 31,
	2021	2020
ASSETS
Cash	$1,211	$422
Accounts receivable, net of allowance for doubtful accounts	20,898	25,381
Content assets, net	109,229	118,666
Prepaid expenses and other assets	386	731

Total assets	$131,724	$145,200

LIABILITES AND STOCKHOLDERS' DEFICIT

Accounts payable and accrued expenses	$10,761	$10,341
Accrued film production costs	11,957	12,103
Related-party debt	483,793	476,808
Related-party accrued interest	223,924	214,260
Third-party debt facilities	42,735	54,280
Third-party accrued interest	1,160	1,146
Deferred revenue	1,591	1,526

Total liabilities	775,921	770,464

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
Common stock, $0.01 par value. 1,000,000,000 shares authorized, and 849,887,500 issued and outstanding as of December 31, 2020 and 2019	8,499	8,499
Additional paid-in capital	167,756	167,756
Accumulated other comprehensive income	444	370
Accumulated deficit	(820,896)	(801,889)

Total stockholders' deficit	(644,197)	(625,264)

Total liabilities and stockholders' deficit	$131,724	$145,200

See accompanying notes.	3

Sonar Entertainment, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(In Thousands)

	Three Months Ended March 31,
	2021	2020

REVENUES	$5,000	$2,250
COST OF SALES (see Note 2)	3,639	1,903

Gross profit (loss)	1,361	347

OPERATING EXPENSES
Selling, general, and administrative	2,509	2,556

Loss from operations	(1,148)	(2,209)

OTHER (EXPENSE) INCOME
Related-party interest expense	(16,385)	(16,565)
Third-party interest expense	(1,463)	(1,878)
Other expense	(5)	(15)
Other income	-	(2)

Loss before income taxes	(19,001)	(20,669)

INCOME TAXES	6	42

NET LOSS	(19,007)	(20,711)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	74	(1,266)

COMPREHENSIVE LOSS	$(18,933)	$(21,977)

4	See accompanying notes.

Sonar Entertainment, Inc.

Consolidated Statements of Stockholders’ Deficit

(In Thousands, Except Share Data)

				Accumulated
			Additional	Other		Total
	Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Capital	Income (Loss)	Deficit	Deficit

BALANCES at January 1, 2021	849,887,500	8,499	167,756	370	(801,889)	(625,264)

Translation adjustment	-	-	-	74	-	74

Net loss	-	-	-	-	(19,007)	(19,007)

BALANCES at March 31, 2021	849,887,500	$8,499	$167,756	$444	$(820,896)	$(644,197)

				Accumulated
			Additional	Other		Total
	Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Capital	Income (Loss)	Deficit	Deficit

BALANCES at January 1, 2020	849,887,500	8,499	167,756	56	(692,475)	(516,164)

Translation adjustment	-	-	-	(1,266)	-	(1,266)

Net loss	-	-	-	-	(20,711)	(20,711)

BALANCES at March 31, 2020	849,887,500	$8,499	$167,756	$(1,210)	$(713,186)	$(538,141)

See accompanying notes.	5

Sonar Entertainment, Inc.

Consolidated Statements of Cash Flows

(In Thousands)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(19,007)	$(20,711)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Amortization of content assets	3,632	1,513
Paid in-kind interest	6,985	6,814
Increase (decrease) in cash due to changes in assets and liabilities
Accounts receivable	4,483	2,168
Prepaid expenses and other assets	345	(31)
Content assets	5,805	751
Accounts payable and accrued liabilities	420	364
Accrued film production costs	(146)	(420)
Accrued interest	9,678	10,736
Deferred revenue	65	1,496

Net cash provided by (used in) operating activities	12,260	2,680

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	-	7

Net cash used in investing activities	-	7

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings (repayments) under third-party revolving credit facilities, net	(10,281)	(3,284)
Borrowings under related-party revolving credit facility, net	-	2,766
Repayment of third-party term loan, net	(1,125)	(1,125)
Payment of third-party debt issuance cost	(139)	(139)

Net cash (used in) provided by financing activities	(11,545)	(1,782)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	74	(1,266)

Net change in cash and cash equivalents	789	(361)

CASH AND CASH EQUIVALENTS, beginning of year	422	2,543

CASH AND CASH EQUIVALENTS, end of year	$1,211	$2,182

6	See accompanying notes.

Sonar Entertainment, Inc.

Notes to Consolidated Financial Statements

(In Thousands, except for share amounts)

Note 1 – Organization

Description of business – Sonar Entertainment, Inc. and Subsidiaries (the “Company” or “Sonar”) was incorporated in the state of Delaware. It is a multi-faceted independent entertainment company designed to meet today’s ever-changing landscape in global television production and distribution. With headquarters in Los Angeles and offices around the world, Sonar is uniquely positioned to produce and distribute premium television content for global audiences. The Company develops, produces, acquires, finances, packages, and distributes content both internationally and domestically such as Hunters, Mr. Mercedes, The Shannara Chronicles, Taboo, The Son, and Das Boot.

While primarily focused on the development, production, and distribution of new content, Sonar is also the distributor of over 1,000 library titles totaling more than 4,000 hours comprised of award-winning programs from RHI Entertainment, Hallmark Entertainment, and Hal Roach Studios, among others. Titles in the library have captured 446 Emmy® Nominations, 105 Emmy® Awards, 15 Golden Globe® Awards, and numerous Peabody, SAG, Christopher, and Genesis Awards. These titles include Lonesome Dove, Merlin, Gulliver’s Travels, Dinotopia, The Odyssey, The Ten Commandments, The Temptations, Human Trafficking, Moby Dick, Cleopatra, Earthsea, The Lion in Winter, and Tin Man.

Impact of COVID-19 – During fiscal 2021, the world has been, and continues to be, impacted by the novel coronavirus (COVID-19) pandemic. COVID-19 and measures to prevent its spread impacted our business. Since March 2020, we have experienced significant disruptions in production of most film and television content. The impact of these disruptions and the extent of their adverse impact on our financial and operating results will be dictated by the length of time that such disruptions continue, which will, in turn, depend on the currently unknowable duration and severity of the impacts of COVID-19.

Going concern – The Company’s operations in the three months ended March 31, 2021 were largely financed through borrowings under credit facilities provided by related parties in addition to a revolving credit facility and term loan provided by third-party lenders (see Note 5 and Note 6). The Company’s consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has had recurring losses and an accumulated deficit since its inception, related primarily to production of film content and other operations.

Management has concluded that there is substantial doubt about the entities ability to continue as a going concern within one year after the date that the financial statements are issued.

On April 8, 2021, the Company entered into an asset purchase agreement (“Agreement”) with Chicken Soup for the Soul Entertainment, Inc. (“CSSE”). CSSE is an SEC registrant (ticker: CSSE) which operates video-on-demand networks and is an independent television and film distribution company. Based on the terms of this proposed agreement, CSSE will acquire substantially all of the Company’s film library and other related assets. This transaction was completed on May 21, 2021.

7

Sonar Entertainment, Inc.

Notes to Consolidated Financial Statements

(In Thousands, except for share amounts)

Note 2 – Summary of Significant Accounting Policies

Basis of presentation – The consolidated financial statements of the Company are presented on the basis of generally accepted accounting principles in the United States of America (GAAP) and include the accounts of Sonar Entertainment, Inc. and its wholly owned subsidiaries. References to the Accounting Standards Codification (ASC) and Accounting Standards Updates (ASU) included hereafter refer to the ASC and ASUs established by the Financial Accounting Standards Board (FASB) as the source of authoritative GAAP.

Principles of consolidation – The accompanying consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. The Company’s accounts include wholly owned subsidiaries whose principal operations are denominated in the Canadian dollar. The assets and liabilities of the wholly owned Canadian subsidiaries are translated from their local functional currencies at the exchange rate in effect at the consolidated balance sheet date, and income and expense accounts are translated at the average exchange rate during the reporting period. Gains or losses from translational adjustments are presented as comprehensive income (loss) on the consolidated statement of comprehensive loss. The cumulative effect of such translation adjustments are included within accumulated other comprehensive income (loss) which is presented as a separate component of stockholders’ deficit on the consolidated statement of stockholders’ deficit.

Use of estimates – The preparation of consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and notes thereto. Significant estimates and judgments relied upon in preparing these consolidated financial statements affect the following items:

•	Story development costs recoverability,
•	Recoverability of content assets and other long-lived assets,
•	Ultimate revenue estimates per title,
•	Allowance for uncollectible accounts receivable,
•	Useful lives of tangible and intangible assets,
•	Income taxes,
•	Accrued participation liabilities, and
•	Contingencies.

The Company regularly assesses these estimates and records changes to estimates in the period in which they become known. The Company bases its estimates on historical experience and various other assumptions believed to be reasonable under the circumstances. Changes in the economic environment, financial markets, and any other parameters used in determining these estimates could cause actual results to differ from those estimates.

Concentrations of credit risk – The Company regularly assesses the adequacy of its allowance for uncollectible accounts receivable by evaluating historical bad debt experience, customer creditworthiness, and changes in our customer payment history and records an allowance for doubtful accounts based on such factors. At March 31, 2021 and December 31, 2020, the Company recorded an allowance for doubtful accounts of $0 and $20, respectively.

8

Sonar Entertainment, Inc.

Notes to Consolidated Financial Statements

(In Thousands, except for share amounts)

Note 2 – Summary of Significant Accounting Policies (continued)

Fair value – Fair value is defined as the amount that would be received upon sale of an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The authoritative guidance establishes a fair value hierarchy which prioritizes the types of inputs to valuation techniques that companies may use to measure fair value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1). The next highest priority is given to inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly (Level 2). The lowest priority is given to unobservable inputs in which there is little or no market data available and which require the reporting entity to develop its own assumptions (Level 3).

In estimating the fair value of financial instruments, the Company has assumed that the carrying amount of cash, current receivables and payables approximates the fair value because of the short-term maturity of these instruments. Long-term receivables arising from licensing agreements are reflected discounted to their present value. The carrying amount of the Company’s debt approximates fair value as the interest rates approximate market rates.

Content assets, net – The Company acquires, produces, and licenses content. The Company capitalizes costs incurred for the acquisition and development of story rights, film production costs and overhead, and licensing costs. Story development costs are stated at the lower of cost or net realizable value.

Parties involved in the production of a title may be compensated in part by contingent payments based on the financial results of a title pursuant to contractual formulas (participations) and by contingent amounts due under provisions of collective bargaining agreements (residuals). Such costs are collectively referred to as participation costs. Participations may be given to creative talent, such as actors or writers, or to entities from whom distribution rights are licensed. As of March 31, 2021 and December 31, 2020, the Company has recorded accrued participation liabilities of $10,025 and $10,527, respectively.

9

Sonar Entertainment, Inc.

Notes to Consolidated Financial Statements

(In Thousands, except for share amounts)

Note 2 – Summary of Significant Accounting Policies (continued)

Capitalized content assets are amortized, and participation and residual costs are accrued in the proportion of each title’s current revenue to management’s estimate of total revenue. Estimates of total revenue and expense are periodically evaluated by management and can change due to a variety of factors, including the level of market acceptance of films. These evaluations may result in revised amortization rates and, if applicable, write-downs to net realizable value. Refer to Note 3 “Content Assets, Net” for discussion of the content asset impairments recorded during the three months ended March 31, 2021 and 2020. Film development costs for projects that have been abandoned or have not been set for production within three years are generally written off. There were no film abandonment charges for the years ended March 31, 2021 and 2020, respectively.

Amortization of capitalized content assets are expensed on a title-by-title basis over a period not exceeding 10 years which begins when a title is released, and the Company begins to recognize revenue from that title. For episodic television series, the Company utilizes a period not to exceed 10 years from the date of delivery of the first episode or, if still in production, 5 years from the date of delivery of the most recent episode, if later. Acquired film libraries are amortized as a single film asset using the same methodology described above over a period not exceeding 20 years.

The Company’s produced content primarily consists of films that were made or acquired for initial exhibition on a broadcast or cable network in the United States. Films initially produced for domestic networks are licensed for pay television, free television, and home video throughout the world.

Property and equipment, net – Property and equipment are recorded at cost net of accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed using the straight-line method over the estimated useful lives of the respective assets, ranging from three to ten years. The cost of normal repairs and maintenance is expensed as incurred.

Impairment of other long-lived assets – The Company reviews its long-lived assets, such as property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Deferred rent – Rent expense is recorded on a straight-line basis over the term of the lease. The difference between rent expense and amounts paid under the lease agreement is recorded as deferred rent. Lease incentives, including tenant improvement allowances, are also recorded as deferred rent and amortized on a straight-line basis over the lease term.

10

Sonar Entertainment, Inc.

Notes to Consolidated Financial Statements

(In Thousands, except for share amounts)

Note 2 – Summary of Significant Accounting Policies (continued)

Deferred debt financing costs – The costs incurred in connection with the issuance of debt obligations, principally financing, and legal costs, are deferred and amortized over the term of the related debt facility using the using the straight-line method, which approximates the effective interest method. Amortization expense related to deferred debt financing costs amounted to $139 for the three months ended March 31, 2021 and 2020, respectively, and is included in interest expense on the accompanying consolidated statement of operations and comprehensive loss. Deferred financing costs are presented net of debt in the consolidated balance sheets.

Revenue recognition – In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU No. 2014-09, is a comprehensive new revenue recognition model that requires revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services.

The Company adopted ASC 606 effective January 1, 2019, using the modified retrospective method. The adoption of ASC 606 did not have a significant effect on timing or amount recognized as revenue for the Company’s most significant types of transactions, and therefore, the cumulative effect of initially applying the new guidance was not material and no adjustment was made to retained earnings as of January 1, 2019.

The Company primarily earns revenue from production revenue, library revenue, and other revenue. The table below includes the Company’s revenue by major source for the three months ended March 31, 2021 and 2020:

	March 31,
	2021	2020

Production revenue	$4,003	$1,924
Library revenue	291	365
Other revenue	706	(39)

	$5,000	$2,250

Under ASC 606, the Company determines revenue recognition through the following steps:

•	Identification of the contract, or contracts, with a customer,
•	Identification of the performance obligations in the contract,
•	Determination of the transaction price,
•	Allocation of the transaction price to the performance obligations in the contract, and
•	Recognition of revenue when, or as, the Company satisfies a performance obligation.

11

Sonar Entertainment, Inc.

Notes to Consolidated Financial Statements

(In Thousands, except for share amounts)

Note 2 – Summary of Significant Accounting Policies (continued)

The Company’s revenue recognition policies associated with each major source of revenue from contracts with customers are as follows:

Production revenue – Revenue under these contracts are associated with titles delivered in the past three calendar years and executive producer fees earned.

Library revenue – Library revenue represents revenue from titles delivered earlier than three years.

Other revenue – These represent revenue that do not arise from television and distribution licensing agreements in the broadcast and pay TV medium, primarily from third-party royalties.

Foreign currency – Certain revenue and receivable transactions are designated in foreign currencies. Realized foreign exchange transaction gains/(losses) are included in Revenue, net, in the Consolidated Statements of Comprehensive Loss. Unrealized foreign exchange transaction gains/(losses) have been included in Other Income/Other Expense, in the Consolidated Statements Comprehensive Loss. For both realized and unrealized foreign exchange transaction gains/(losses), the amounts recognized were not material for the three months ended March 31, 2021 and 2020, respectively.

Cost of sales – Cost of sales for the three months ended March 31, 2021 and 2020, includes the amortization of capitalized content assets of $3,632 and $1,513, respectively.

Included in cost of sales are also participation and residual costs as well as exploitation costs associated with bringing a title to market such as freight, mastering and film specific marketing. The Company expenses exploitation costs as incurred.

Income taxes – The provision for income taxes includes U.S. federal, state and local, and foreign taxes. Income taxes are accounted for under the liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences of temporary differences between the financial statement carrying amounts and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates that the Company expects to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effects on deferred tax assets and liabilities of a change in tax rates are recognized in income in the period that includes the enactment date.

A valuation allowance to reduce deferred tax assets to the amount that is more-likely-than-not to be realized is recognized based on existing facts and circumstances. Valuation allowances are assessed and adjusted during each reporting period.

Uncertain tax positions are recorded based on a cumulative probability assessment if it is more-likely-than-not that the tax position will be sustained upon examination by the appropriate tax authorities. Amounts recorded for uncertain tax positions are periodically assessed, including the evaluation of new facts and circumstances, to ensure sustainability of the position. The Company’s policy is to classify interest and penalties accrued on unrecognized tax benefits as a component of income tax expense.

12

Sonar Entertainment, Inc.

Notes to Consolidated Financial Statements

(In Thousands, except for share amounts)

Note 2 – Summary of Significant Accounting Policies (continued)

Recent accounting pronouncements – In March 2019, the FASB issued ASU 2019-02, Entertainment-Films-Other Assets-Film Costs (Subtopic 926-20) and Entertainment-Broadcasters-Intangibles-Goodwill and Other (Subtopic 920-350). Amongst other changes, the amendments in this standard align the accounting for production costs of an episodic television series with the accounting for production costs of films by removing the content distinction for capitalization. The amendments also require that an entity reassess estimates of the use of a film for a film in a film group and account for any changes prospectively.

The amendments further address presentation, require that an entity provide new disclosures about content that is either produced or licensed, and address cash flow classification for license agreements. For nonpublic entities, the amendments are effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Nonpublic entities are permitted to adopt the guidance early for periods for which financial statements have not yet been made available for issuance. The Company is currently evaluating the impact of the guidance on the Company’s consolidated financial statements.

Subsequent events – Subsequent events are events or transactions that occur after the balance sheet date but before the consolidated financial statements are available to be issued. The Company recognizes in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the consolidated balance sheet, including the estimates inherent in the process of preparing the consolidated financial statements. The Company’s consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the consolidated balance sheet but arose after the balance sheet date and before the consolidated financial statements are available to be issued.

The Company has evaluated subsequent events through May 12, 2021, which is the date the consolidated financial statements are available for issuance.

Note 3 – Content Assets, Net

Content assets consist of the following:

	March 31,	December 31,
	2021	2020

Acquired film libraries, net	$39,484	$40,519
Licensed content, net	31,815	32,041
Produced content, net	35,147	42,439
Films in process and development	2,783	3,667
Other	-	-

	$109,229	$118,666

13

Sonar Entertainment, Inc.

Notes to Consolidated Financial Statements

(In Thousands, except for share amounts)

Note 3 – Content Assets, Net (continued)

The Company reviews the ultimate revenues associated with its titles. This analysis considers various data points, including current market conditions, library sales activity, pricing, the delivery of the Company’s annual film slate, and the results of the annual independent valuation of the unsold rights to the Company’s acquired film library. A reduction in the ultimate revenue associated with a title results in a higher rate of amortization over that title’s remaining useful life and causes a reduction in that title’s prospective profit margin.

As of December 31, 2020, the Company performed a fair value assessment of titles produced prior to April 1, 2011. These titles are treated as if they were an acquired “film library” due to the application of fresh start accounting effective April 1, 2011. Based on the assessment as of December 31, 2020, impairment charges totaling $2,340 and $11,843, respectively, were booked in order to reduce the net book value of the film library to an amount approximating fair value. For the three months ended March 31, 2021 and 2020, no impairment charges were taken.

As of December 31, 2020 and 2019, the Company also performed a title-by-title analysis of ultimate revenue of those titles produced since April 1, 2011. Based on this analysis as of December 31, 2020, impairment charges totaling $15,746 and $6,937, respectively, were booked. For the three months ended March 31, 2021 and 2020, no impairment charges were taken.

In using the income approach to test the film library for impairment as of December 31, 2020, the Company made the following assumptions: (a) the discount rate range was based on weighted-average cost of capital, and (b) cash flow projections were based upon management’s estimates of future performance.

The Company expects to amortize approximately 44% of unamortized, released titles, excluding acquired film libraries, at March 31, 2021, within the next three years and expects to reach 75% amortization level in fiscal 2023. As of March 31, 2021, the unamortized acquired film libraries remain to be amortized using respective film ultimates over a period of 10 years.

14

Sonar Entertainment, Inc.

Notes to Consolidated Financial Statements

(In Thousands, except for share amounts)

Note 4 – Related-Party Debt

At March 31, 2021 and December 31, 2020, the Company’s related-party debt payable to stockholders and affiliates of the Company consists of the following:

	March 31,	December 31,
	2021	2020

First Lien Revolver	$157,493	$157,493
Second Lien Term Loan	27,449	27,039
Third Lien Term Loan	291,756	285,181
Receivables Discount Agreement	1,595	1,595
Promissory Note	5,500	5,500

	$483,793	$476,808

The Company is required to repay in full its senior third-party credit facility (see Note 6) prior to making any payments, including interest payments, on the related-party debt. As such, the maturity dates of the related-party debt are effectively extended to November 2021.

15

Sonar Entertainment, Inc.

Notes to Consolidated Financial Statements

(In Thousands, except for share amounts)

Note 4 – Related-Party Debt (continued)

•	First Lien Revolver, Second Lien Term Loan, and Third Lien Term Loan

The First Lien Revolver bears interest at 20%. The Second Lien Term Loan bears paid in-kind interest at 6% per annum with accruals made on the last day of each quarter. The Third Lien Term Loan is split into two tranches. Tranche A bears interest at LIBOR or an Alternate Base Rate (ABR) as defined in the debt agreement plus an applicable margin, payable monthly in arrears. Tranche B bears paid in-kind interest at LIBOR or ABR plus an applicable margin, with accruals made on the last day of each calendar quarter. As of March 31, 2021, the outstanding balance under Tranche A and Tranche B was $67,500 and $224,256, respectively. As of December 31, 2020, the outstanding balance under Tranche A and Tranche B was $67,500 and $217,681, respectively.

The First Lien Revolver, Second Lien Term Loan, and Third Lien Term Loan are collateralized by substantially all of the Company’s assets. The loans contain certain non-financial covenants which can trigger an event of default. Compliance with the covenants has been effectively waived until the third-party debt is repaid in full.

•	Working Capital Credit Agreement

The Company has entered into a working capital credit agreement with certain affiliated parties. The facility is collateralized by the Company’s accounts receivable and bears interest at 20%.

•	Promissory Note

At March 31, 2021 and December 31, 2020, the Company has a $5,500 note payable to an affiliate of the Company, which bears interest at 20%.

Note 5 – Third-Party Debt Facilities

At March 31, 2021 and December 31, 2020, the Company’s third-party debt facilities consist of the following:

	March 31,	December 31,
	2021	2020

Revolving credit facilities	$17,606	$28,165
Term loan	25,500	26,625
Unamortized deferred financing costs	(371)	(510)

	$42,735	$54,280

The Company maintains a credit facility with a maximum revolving loan commitment of $85,000 (“Revolver”) and a term loan commitment of $36,000 (“Term Loan”)

16

Sonar Entertainment, Inc.

Notes to Consolidated Financial Statements

(In Thousands, except for share amounts)

Note 5 – Third-Party Debt Facilities (continued)

The Revolver bears interest at LIBOR plus an applicable margin which was approximately 9.95%. Interest is payable monthly and the outstanding principal balance under the Revolver is due on November 13, 2021. Borrowings under the facility are subject to an availability calculation as stipulated in the agreement. The Revolver is also subject to commitment fees on the undrawn portion of the facility. As of March 31, 2021 and December 31, 2020, the outstanding balance under the facility was $8,275 and $12,060, respectively.

The Company maintains a separate third-party revolving credit facility (“Facility”) from a Canadian financial institution, Bank of Montreal, in order to fund the production of certain projects. The credit facility has availability equal to the lesser of and agreed upon amount at the time of the draw (“Production Tranche”) or a calculation in accordance with the agreement which is largely based on the sum of the cash receipts generated or due from the exploitation of the production and a percentage of the related film tax credit. The facility bears interest at Canadian prime rate plus 1.25%, payable monthly and is guaranteed by the assets of Sonar Canada Inc., the Company’s wholly owned Canadian subsidiary. The following projects were funded with from the Facility:

Go Away Unicorn in January 2018 – Maximum proceeds from the Production Tranche were $7,810 The Production Tranche term was extended to August 31, 2021. As of March 31, 2021 and December 31, 2020, the outstanding balance (in USD) under the Productions Tranche was $241 and $1,662, respectively.

Texas Metal – Season 2 in September 2018 – Maximum proceeds from the Production Tranche were CDN $360. The facility expired June 30, 2020, and was guaranteed by the assets of Sonar Canada Inc., the Company’s wholly owned Canadian subsidiary. No amounts were outstanding under this agreement as of March 31, 2021 and December 31, 2020.

Utopia Falls in May 2019 – Maximum proceeds from the Production Tranche were CDN $22,082. The facility expired January 31, 2021. As of March 31, 2021 and December 31, 2020, the outstanding balance (in USD) under the Production Tranche was $0 and $5,146, respectively.

Texas Metal – Season 3 in July 2019 – Maximum proceeds from the Production Tranche were CDN $410. The facility expires June 30, 2021. No amounts were outstanding under this agreement as of March 31, 2021 and December 31, 2020.

Farmhouse Facelift in September 2019 – Maximum proceeds from the Production Tranche were CDN $1,660. This was funded in fiscal 2020 and the facility expires June 31, 2021. As of March 31, 2021 and December 31, 2020, the outstanding balance (in USD) under the Production Tranche was $436 and $645, respectively.

17

Sonar Entertainment, Inc.

Notes to Consolidated Financial Statements

(In Thousands, except for share amounts)

Note 5 – Third-Party Debt Facilities (continued)

The Company entered into a separate third-party revolving credit facility from C&C Financial Services Lending II, LLC, in order to fund the production of certain projects. The credit facility has availability equal to the lesser of and agreed upon amount or a calculation in accordance with the agreement which is largely based on the sum of the cash receipts generated or due from the exploitation of the production and a percentage of the related film tax credit (“Production Tranche II”) The following projects were funded with from the Facility:

Mr. Mercedes – Season 3 in June 2019 – At March 31, 2021 and at December 31, 2020, the Company has a $6,500 promissory note, which bears interest at 15%.

Constance in May 2020 – Maximum proceeds from the Production Tranche II were $2,153. The Production Tranche II bears interest at 4.5% and interest is payable monthly with term date of January 30, 2023. As of March 31, 2021 and December 31, 2020, the outstanding balance under the facility was $2,153.

The Term Loan requires monthly principal payments of $375 beginning December 1, 2018, with a balloon payment upon maturity in November 2021. It bears interest at LIBOR plus an applicable margin, and interest is payable monthly. Scheduled principal payments for future fiscal years are as follows:

	March 31,	December 31,
	2021	2020

Term loan	25,500	26,625

Note 6 – Stockholder’s Deficit

Common stock – At March 31, 2021 and December 31, 2020, there were 1,000,000,000 shares of common stock authorized and 849,887,500 shares of common stock issued and outstanding, respectively, with a par value $0.01. The Company did not hold any shares as treasury shares as of March 31, 2021 or December 31, 2020. The Company’s common stockholders are entitled to one vote per share.

As of March 31, 2021 and December 31, 2020, 15% of the Company’s equity is reserved for issuance of restricted stock to the Company’s management and 112,500 shares are reserved for warrants.

Share-reservation plan – There were 77.5 million shares granted to former members of management in February 2013 under the share-reservation plan. The grant date fair value of the restricted stock units was determined to be de minimis. Approximately 69.3 million of these shares were vested as of December 31, 2018 and 2017. While these shares may be vested, issuance of these shares is conditional on a successful Initial Public Offering (IPO) and other certain restrictions.

Warrants – The Company has warrants outstanding to the providers of the Second Lien Term Loan as additional equity compensation. The exercise of those warrants is dependent upon the Fair Market Price, as defined in the warrant agreement, of one share of the common stock being greater than $722.53. Shares reserved for warrant holders are held for such time as the warrant can be exercised.

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Sonar Entertainment, Inc.

Notes to Consolidated Financial Statements

(In Thousands, except for share amounts)

Note 7 – Retirement Plan

The Company has a savings and investment plan (a 401(k) plan), which allows eligible employees to allocate up to 50% of their salary through payroll deductions. The Company matches 50% of employees’ pre-tax contributions, up to plan limits. The Company may make additional matching contributions of up to 50% at the discretion of its Board of Directors.

Note 8 – Commitments and Contingencies

The Company is involved in various legal proceedings and claims incidental to the normal conduct of its business. Although it is impossible to predict the outcome of any outstanding legal proceedings, the Company believes that such outstanding legal proceedings and claims, individually and in the aggregate, are not likely to have a material effect on its financial position or results of operations.

The Company enters into production and other commitments that are customary in the ordinary course of business.

Litigation – The Company from time to time may be involved in claims and legal proceedings in the ordinary course of its business. In the opinion of management, the Company is adequately insured against such claims and any ultimate liability arising from such proceedings will not have a material adverse effect on the financial condition, operations, or cash flows of the Company.

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